Exhibit 99.1

RESOLUTE ENERGY CORPORATION ACQUIRES ADDITIONAL TEXAS OIL

PRODUCTION AND DRILLING INVENTORY

Denver, Colorado – December 28, 2012 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it has entered into definitive agreements, and closed an initial transaction, to acquire a 32% working interest in oil assets, including existing production and undeveloped acreage, in the Permian Basin of Texas from private parties for a purchase price of approximately $125 million. In addition, Resolute has acquired, for additional consideration of approximately $5.7 million, the option to buy the balance of working interest in the field and operations from the sellers.

The initial transaction closed on December 28, 2012, and was financed with borrowings under the Company’s revolving credit facility. The transaction has an effective date of October 1, 2012, and is subject to customary conditions and post-closing purchase price adjustments.

The assets are located in Ector and Midland counties, Texas and cover approximately 4,660 gross (1,500 net) acres. The properties in which Resolute acquired an interest include 67 producing wells, thirteen wells awaiting completion and facilities for gathering, water sourcing and water disposal. The wells produced approximately 1,050 net barrels of oil equivalent (“Boe”) per day in the third quarter of 2012 and had estimated proved reserves of 5.1 million Boe as of October 1, 2012, of which 59% is crude oil and 82% are liquids, and 53% is proved developed. The acreage is largely held by production, and the Company estimates that a one to two rig program running for approximately 12 months would be sufficient to hold all of the acquired leases. The acquired assets comprise approximately 32% of the sellers’ interests in the properties. The remainder of the working interests in the properties can be acquired at the Company’s option for additional consideration of approximately $261 million, under substantially the same terms as the initial transaction, at any time between now and March 18, 2013. The option fee of $5.7 million will be credited toward the purchase price if the option is exercised by Resolute.

Growth potential exists from approximately 45 vertical drilling locations targeting the Wolfberry interval and 69 uphole recompletion opportunities. Additional upside exists from the multi-pay, multi-play nature of the area, which is prospective for horizontal development, particularly in the Wolfcamp.

Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer, said: “A little over a week ago, we completed our successful acquisition of properties in Howard County, Texas, and Lea County, New Mexico. As a result of a lot of hard work we were able to negotiate, document and close this acquisition prior to year-end, strengthening our production base, expanding our visible growth potential and securing an option to effectively double the effect of these recent two transactions with the acquisition of the remaining option interests. As Resolute has pursued the most attractive domestic oil plays, we have made it a priority to focus on a limited number of core areas. This addition further cements the Permian Basin as a star in our portfolio. These properties, which are largely self-funded, will be developed over the next 4 to 5 years and will add to our production and reserves for many years to come. We are excited to further expand our presence in this multi-pay, multi-play oil-prone region.”

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding future financial and operating results; production and cost guidance; future production and reserve estimates; anticipated capital projects and expenditures; liquidity and availability of capital; the potential exercise of an option to purchase additional Permian properties and the anticipated closing date thereof; future cash flows from the acquired Permian properties and acreage; operating, development and exploration plans for the acquired Permian assets; our expectations regarding our development activities including drilling, deepening, recompleting and refracing wells, the number of such potential projects, the anticipated timing and cost of such activities, and the anticipated timing and activity required to reach “held by production” status; the prospectivity of the acquired Permian properties and acreage; and anticipated production from the acquired Permian properties and acreage. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the potential for downspacing or infill drilling in our areas of operations, or obstacles thereto; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; the completion and success of exploratory drilling; potential delays in the completion, commissioning and optimization schedule of Resolute’s gas gathering and facilities construction projects; operating costs and other expenses of Resolute; the success of prospect development and property acquisition and integration by Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; environmental liabilities; anticipated supply of CO2, which is currently sourced exclusively under a contract with Kinder Morgan CO2 Company, L.P.; operational problems or uninsured or underinsured losses affecting Resolute’s operations or financial results; government regulation and taxation of the oil and gas industry, including the potential for increased regulation of underground injection and fracing operations; changes in derivatives regulation; developments in oil-producing and gas-producing countries; Resolute’s relationship with the Navajo Nation and the local Navajo community in the area in which Resolute operates; and the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review Item 1A.—Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended March 31, 2012 and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids-focused, long-lived onshore U.S. opportunities. Resolute’s producing properties are located in the Paradox Basin in Utah, the Powder River Basin in Wyoming, the Permian Basin in Texas and the Bakken trend of North Dakota. The Company also owns exploration and exploitation properties in the Permian Basin of Texas and the Big Horn and Powder River Basins of Wyoming.

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Contact:

HB Juengling

Vice President—Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com

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